VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is dated as of February 28, 2007, by and between Mr. Raymond A. Huger, an individual (“Mr. Huger”) and Paradigm Holdings, Inc., a Wyoming corporation (“Paradigm” and together with Mr. Huger, the “Parties” and each, a “Party”).

WITNESSETH:

WHEREAS, as a condition for ____ entering into the Credit Facility, during the term of the Credit Facility, Mr. Huger’s beneficial ownership interest in Paradigm shall total less than fifty percent (50%) of the total outstanding shares of common stock, par value $0.01 per share, of Paradigm (the “Common Stock”) or the Parties shall have executed documents effectively reducing Mr. Huger’s control in Paradigm to less than fifty percent (50%);

WHEREAS, the Parties entered into that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated February 23, 2007, and other related transaction documents pursuant to which Mr. Huger purchased from Paradigm all of the issued and outstanding capital stock of Paradigm Solutions International, Inc., a Maryland corporation and wholly-owned subsidiary of Paradigm (the “PSI”) for a purchase price equal to $1,580,000 in the form of shares of common stock, par value $0.01 per share, of Paradigm (the “Purchase Shares”) and for other good and valuable consideration;

WHEREAS, as of the date hereof, 20,795,152 shares of Common Stock are issued and outstanding, of which, prior to the transactions consummated contemplated in the Stock Purchase Agreement, 12,370,000 shares were beneficially owned by Mr. Huger, representing 59.50% of the total issued and outstanding shares of Common Stock as of the date hereof;

WHEREAS, following the successful consummation of the transactions contemplated in the Stock Purchase Agreement, Mr. Huger’s beneficial ownership of Paradigm shall be equal to 10,594,719 shares of common stock, representing 50.95% of the total issued and outstanding shares of Common Stock as of the date hereof (the “Huger Shares”) and

WHEREAS, in order to satisfy those certain conditions of the Credit Facility set forth herein above and as partial consideration for the purchase of the PSI, the Parties have agreed to enter into this Agreement whereby Paradigm shall exercise certain voting rights of Mr. Huger with respect to Paradigm by virtue of his beneficial ownership of the Huger Shares on the terms and conditions set forth herein below.

NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:

Section 1. Voting Agreement. During the Term (as defined in Section 2 hereof) of this Agreement, Mr. Huger hereby appoints Paradigm and any designee of Paradigm, and each of them individually, as Mr. Huger’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent from time to time with respect to that number of shares of Common Stock beneficially owned by Mr. Huger as of the record date set by the Board of Directors of Paradigm in connection with such vote or act by written consent equal to the difference between the total number of shares of Common Stock beneficially owned by Mr. Huger on such record date with respect to such vote or act by written consent minus that number of shares of Common Stock which represent 49.0% of the total issued and outstanding shares of Common Stock on the record date with respect to such vote or act by written consent (collectively, the “Voting Stock”). Mr. Huger shall promptly cause a copy of this Agreement to be deposited with Paradigm at its principal place of business and Paradigm’s transfer agent The Parties shall take such further action or execute such other instruments as may be necessary at any time during the Term (as defined below) to effectuate the intent of this proxy.

Section 2. Term. The term of this Agreement shall commence on date hereof and terminate upon the earlier to occur of: (a) the two (2) year anniversary following the date hereof; or (b) the termination of the Credit Facility (the “Term”).

Section 3. Proxy. Mr. Huger hereby revokes any and all previous proxies granted with respect to the Voting Stock. By entering into this Agreement, Mr. Huger hereby grants a proxy appointing Paradigm as Mr. Huger’s attorney-in-fact and proxy, with full power of substitution, for and in Mr. Huger’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1 above as Paradigm or its proxy or substitute shall, in Paradigm’s sole discretion, deem proper with respect to the Voting Stock. The proxy granted by Mr. Huger pursuant to Section 1 is granted as partial consideration for the purchase by Mr. Huger of the PSI from Paradigm. The proxy granted by Mr. Huger shall be irrevocable during the Term.

Section 4. Covenants. Mr. Huger covenants that during the Term, he shall not enter into any other voting or other agreement or grant any proxy or power of attorney regarding the Voting Stock which is inconsistent with the provisions of this Agreement. Notwithstanding the foregoing, Mr. Huger shall be permitted to sell all, or a portion, of the Huger Shares, including the Voting Stock, at anytime during the term of this Agreement as long as the Huger Shares, including the Voting Stock, are not sold to an individual, or legal entity, whose beneficial ownership interest in Common Stock of Paradigm after the sale, including the Huger Shares and the Voting Stock, would exceed 49.0% of the total issued and outstanding shares of Common Stock of Paradigm.

Section 5. Representations and Warranties of Mr. Huger.

Mr. Huger represents and warrants to Paradigm that:

5.1 Due Authorization. Mr. Huger has the requisite capacity, power and authority to enter into this Agreement and to perform his obligations contemplated by this Agreement. The execution and delivery of this Agreement by Mr. Huger and the consummation by Mr. Huger of the transactions contemplated by this Agreement have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Mr. Huger and constitutes a valid and binding obligation of Mr. Huger, enforceable against Mr. Huger in accordance with its terms.

5.2 Ownership of Shares. Mr. Huger is the record and beneficial owner of the Huger Shares and has the power to direct the voting of the Huger Shares, including, but not limited to, the Voting Stock, free and clear of any limitation or restriction on the right to vote the Huger Shares, including, but not limited to, the Voting Stock. None of the Voting Stock is subject to any voting trust or other agreement or arrangement with respect to the voting of such Voting Stock. As of the date hereof, the Huger Shares are the only shares beneficially owned by Mr. Huger and Mr. Huger holds no additional options to purchase or rights to subscribe for or otherwise acquire any securities of Paradigm and has no other interest in or voting rights with respect to any securities of Paradigm.

5.3 No Encumbrances. Mr. Huger holds of record and owns beneficially the Huger Shares, free and clear of any restrictions on transfer, taxes and Encumbrances (as defined below). “Encumbrance” means any commitment, claim, demand, lien, pledge, option, charge, security interest, mortgage, deed of trust, restriction, preemptive rights, encumbrance, right of set-off or adverse interest of any kind of character.

Section 6. Representations and Warranties of Paradigm.

6.1 Corporate Authorization. The execution, delivery and performance by Paradigm of this Agreement are within the corporate powers of Paradigm and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Paradigm.

Section 7. Miscellaneous.

7.1 Further Assurances. The Parties will each use its best efforts to execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

7.2 Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party or in the case of a waiver, by the Party against whom the waiver is to be effective.

7.3 Survival; Termination. All representations, warranties, covenants and agreements made by the Parties hereto shall survive during the Term, after which this Agreement shall be of no further force or effect, except that each Party shall remain liable with respect to breaches of this Agreement occurring during the Term.

7.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that Mr. Huger may not assign, delegate or otherwise transfer any of his rights or obligations under this Agreement without the prior written consent of Paradigm.

7.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland, applicable to contracts entered into and fully performable within such State.

7.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received counterparts hereof signed by the other Party hereto.

7.7 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.8 Specific Performance. The Parties hereto agree that Paradigm would suffer irreparable damage in the event any provision of this Agreement is not performed by Mr. Huger in accordance with the terms hereof and that Paradigm shall be entitled to specific performance of the terms hereof in addition to any other remedy to which it is entitled at law or in equity.

7.9 Beneficial Ownership. For purposes of this Agreement, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

7.10 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Parties at the respective addresses set forth on the signature page(s) hereto.

7.11 Opportunity to Hire Counsel; Role of Kirkpatrick & Lockhart Preston Gates Ellis LLP. Mr. Huger acknowledges that he has been advised and has been given an opportunity to hire counsel with respect to this Agreement and the transactions contemplated hereby. Mr. Huger further acknowledges that the law firm of Kirkpatrick & Lockhart Preston Gates Ellis LLP has solely represented Paradigm in connection with this Agreement and the transactions contemplated hereby and no other person.

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IN WITNESS WHEREOF, the Parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

PARADIGM HOLDINGS, INC.

By:	/s/ Peter B. LaMontagne
Name:	Peter B. LaMontagne
Title:	President & CEO

Address for Notices:

If to Paradigm Holdings, Inc.:
Peter B. LaMontagne
Paradigm Holdings, Inc.
9715 Key West Avenue
Third Floor
Rockville, Maryland 20850
Fax: (301) 468-1201

With a copy to:

Clayton E. Parker, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
201 South Biscayne Boulevard
Suite 2000
Miami, Florida 33131
Fax: (305) 358-7095

MR. RAYMOND A. HUGER,
an individual

/s/ Raymond A. Huger
Name:	Mr. Raymond A. Huger

Address for Notices:

Mr. Raymond A. Huger
9 Potomac School Court
Potomac, Maryland 20854

With a copy to:

Phil Jaeger, Esq.
Bean, Kinney & Korman, P.C.
2300 Wilson Blvd.
Suite 700
Arlington, Virginia 22201
Fax: (703) 525-2207